UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 11, 2022, the Board of Directors (the “Board”) of Huntsman Corporation (the “Company”) announced the appointment of David B. Sewell, age 53, effective January 7, 2022, to the Board. Mr. Sewell will serve a term that expires at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”).

The Board determined that Mr. Sewell is independent under the Company’s independence criteria for members of its board of directors. Mr. Sewell was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and Mr. Sewell that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Sewell will be compensated for his service on the Board on the same basis as each of the Company’s other non-employee directors. Annual compensation for non-employee directors is composed of cash and stock-based equity compensation. The cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Stock-based equity compensation consists of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan in the form of stock or stock units, at the election of each director. Non-employee directors may also participate in the Huntsman Outside Director Elective Deferral Plan and the Huntsman Director Matching Gift Program. A more detailed description of compensation of directors of the Company was previously reported in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2021 under “Board of Directors-Director Compensation,” and that section of the Definitive Proxy Statement is incorporated herein by reference.

Retirement of Director

Wayne A. Reaud, Chair of the Litigation and Public Policy and Compensation Committees announced that he will be retiring from the Board at the end of his current term immediately before the 2022 Annual Meeting.

Item 7.01. Regulation FD Disclosures.

On January 11, 2022, the Company issued a press release with respect to the foregoing matters. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Number	Description of Exhibits

99.1	Press Release dated January 11, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ DAVID M. STRYKER
Executive Vice President, General Counsel and Secretary

Dated: January 12, 2022

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Exhibit 99.1

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
January 11, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Appoints David Sewell to Board of Directors

Longtime Director Wayne Reaud to Retire from the Board

Eight New Independent Directors Have Been Appointed Since 2018

THE WOODLANDS, Texas, January 11, 2022 -- Huntsman Corporation (NYSE: HUN) today announced that it has appointed David B. Sewell to its Board of Directors. Mr. Sewell currently serves as Chief Executive Officer of WestRock Company, was the Chief Operating Officer of The Sherwin-Williams Company and brings nearly 15 years of senior leadership and operational experience at major materials companies to the Huntsman Board. Today’s announcement brings Huntsman’s multi-year Board director succession plan closer to completion and follows the announcement of several recent strategic actions the Company has taken to support the financial and operational objectives it outlined at its November Investor Day.

“Since Investor Day when we announced ambitious new financial targets, our Board has continued to oversee a series of significant initiatives to achieve those objectives,” said Peter R. Huntsman, Chairman, President and CEO. “As part of a comprehensive strategy to enhance shareholder value, we have launched a strategic review of the Textile Effects Division to advance our focus on portfolio enhancement and implemented an incentive compensation program for all Huntsman officers and vice presidents to closely align their interests with the realization of the Investor Day targets, including margin expansion, cost optimization and cash flow delivery.”

Mr. Huntsman continued, “We are pleased to welcome David to the Huntsman Board. He is a proven operator in the materials and chemicals industries with a strong track record of driving successful integration and cost reduction initiatives and profitable growth. We look forward to working closely with him and the rest of our Board to build on our strong momentum.”

Mr. Sewell said, “I am excited to join the Huntsman Board and start working with my fellow directors and the Company’s management team.  This board brings tremendous expertise to Huntsman, and I look forward to participating fully as we take further steps together to strengthen the Company’s competitive position and unlock additional value for shareholders.”

The appointment of Mr. Sewell represents the sixth independent director added to the Huntsman Board in the last 18 months, including the appointments of Curt Espeland, the recently-retired CFO of Eastman Chemical Company, and José Muñoz, the Chief Operating Officer of Hyundai Motor Company, announced last week.

In addition to bringing Mr. Sewell on the Board, the Company also announced that Wayne Reaud, Chair of the Litigation and Public Policy and Compensation committees, intends to retire from the Board at the 2022 Annual Meeting of Stockholders.

Mr. Huntsman said, "On behalf of Huntsman and our many associates that he has supported over the years, I want to thank Wayne for his many years of dedicated service and for the leadership and judgment he’s provided in the boardroom. Without a doubt, he has made literally billions of dollars for our shareholders over the years overseeing the Company’s successful litigation against Apollo, Albemarle and others, and saved the Company hundreds of millions on the defense side of our cases. We wish him all the best in his well-deserved retirement."

“It has been a great privilege to serve on Huntsman’s Board since its inception as a public company and the time is right for me to move into the next chapter of my life,” said Mr. Reaud. “I have been so impressed with the quality and character of the new directors who have recently joined the Board, as well as all of those I’ve served with over the years. I am proud to have played a role in the many strategic initiatives the Company has executed successfully over the years and the ones that are underway and look forward to following the continued success of the Huntsman team in the years ahead.”

With the changes announced in the last two weeks, eight new independent directors will have been appointed since 2018, and four directors will be transitioning off the Board at the 2022 Annual Meeting.

About David Sewell

In March 2021, David Sewell became Chief Executive Officer and a member of the board of directors of WestRock Company, one of the world’s largest paper and packaging companies with $18.7 billion in sales and nearly 50,000 employees at the end of fiscal year 2021. Prior to joining WestRock, Mr. Sewell was President and Chief Operating Officer of The Sherwin-Williams Company, a global leader in the manufacture, development, distribution and sale of paint, coatings and related products. He was responsible for the global operating segments and oversaw the execution of strategy across all businesses to deliver long-term value and led strategic M&A, including closing three acquisitions. Prior to his 14 years at Sherwin-Williams, he spent more than 15 years in General Electric’s Plastics and Advanced Materials Division.

Mr. Sewell holds a bachelor’s degree in economics from the University of Southern California.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2020 revenues of approximately $6 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp

Facebook: www.facebook.com/huntsmancorp

LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the “SEC”). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It:

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The Company’s shareholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.huntsman.com.

Certain Information Regarding Participants:

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 12, 2021 and (b) proxy statement filed with the SEC on March 18, 2021 with respect to the Company’s 2021 Annual Meeting of Stockholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting.